UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2017

ARCHROCK PARTNERS, L.P.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,
Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 836-8000

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 30, 2017, Archrock Partners, L.P. (“we”), as guarantor, and Archrock Partners Operating LLC (the “Borrower”), our wholly owned subsidiary, entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), and the other guarantors and lenders party thereto.
The Credit Agreement provides for an asset-based revolving credit facility to be made available to the Borrower in an aggregate amount of $1.1 billion (the “Credit Facility”). The Credit Facility will mature on March 30, 2022, except that if as of December 2, 2020 any portion of our existing Senior Notes due April 2021 are outstanding on such date, then the Credit Facility will instead mature on December 2, 2020. The Borrower’s obligations under the Credit Facility will be guaranteed by us and all of our Significant Domestic Subsidiaries (as defined in the Credit Agreement). In addition, the Borrower’s obligations under the Credit Facility will be secured by (1) substantially all our assets and substantially all of the assets of the Borrower and our Significant Domestic Subsidiaries located in the United States, excluding real property and other customary exclusions, and (2) all of the equity interests of our U.S. restricted subsidiaries (subject to customary exceptions) and 65% of the voting equity interests in certain of our first-tier foreign subsidiaries.
The Borrower will have the ability to request the issuance of letters of credit under the Credit Facility in an aggregate amount of up to $25 million. Subject to certain conditions, at the Borrower’s request and with the consent of the participating lenders, the total commitments under the Credit Facility may be increased from time to time by an aggregate amount of up to $250 million.
The borrowing base under the Credit Facility will equal (a) 85% of the Borrower’s and the subsidiary guarantors’ eligible accounts receivable, plus (b) the product of 85% multiplied by the net orderly liquidation value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the Borrower’s and the subsidiary guarantors’ eligible inventory (valued at the lower of cost or market value, determined on a first-in-first-out basis), plus (c) the lesser of (i) 95% of the net book value of the Borrower’s and the subsidiary guarantors’ eligible compression units (with depreciation calculated in accordance with GAAP as in effect on the closing date of the Credit Agreement) and (ii) the product of 80% multiplied by the net orderly liquidation value percentage identified in the most recent appraisal ordered by the Administrative Agent multiplied by the net book value of the Borrower’s and the subsidiary guarantors’ eligible compression units (with depreciation calculated in accordance with GAAP as in effect on the closing date of the Credit Agreement), plus (d) 80% of the net book value of the Borrower’s and the subsidiary guarantors’ eligible new compression units (with depreciation calculated in accordance with GAAP as in effect on the closing date of the Credit Agreement), less (e) reserves established by the Administrative Agent in its permitted discretion.
Borrowings under the Credit Facility will bear interest at a per annum interest rate equal to, at the Borrower’s option, either the Alternate Base Rate or LIBOR plus the applicable margin. “Alternate Base Rate” means the greatest of (a) the prime rate, (b) the federal funds effective rate plus 0.50% and (c) one-month LIBOR plus 1.00%. The applicable margin for borrowings varies (i) in the case of LIBOR loans, from 2.00% to 3.25% per annum and (ii) in the case of Base Rate loans, from 1.00% to 2.25% per annum, and will be determined based on a total leverage ratio pricing grid. In addition, the Borrower is required to pay commitment fees based on the daily unused amount of the Credit Facility in an amount per annum equal to an applicable percentage, which ranges from 0.375% to 0.50% and is determined based on a total leverage ratio pricing grid. Amounts borrowed and repaid under the Credit Facility may be re-borrowed, subject to Borrowing Base availability.
The Credit Agreement contains various covenants with which we, the Borrower and our respective restricted subsidiaries must comply, including, but not limited to, limitations on the incurrence of indebtedness, investments, liens on assets, repurchasing equity and making distributions, transactions with affiliates, mergers, consolidations, dispositions of assets and other provisions customary in similar types of agreements. We must also maintain, on a consolidated basis, as of the last day of each period of four consecutive fiscal quarters a Total Leverage Ratio (as defined in the Credit Agreement) of not greater than 5.95:1.00 through the fourth fiscal quarter of 2017; 5.75:1.00 from the first fiscal quarter of 2018 through the fourth fiscal quarter of 2018; 5.50:1.00 in the first and second fiscal quarters of 2019, and 5.25:1.00 thereafter (except that the Total Leverage Ratio for any fiscal quarter ending after June 30, 2019 during which a Specified Acquisition (as defined in the Credit Agreement) occurs and the following two fiscal quarters shall instead not be greater than 5.50:1.00), an Interest Coverage Ratio (as defined in the Credit Agreement) of not less than 2.50:1.00 and a Senior Secured Leverage Ratio (as defined in the Credit Agreement) of not greater than 3.50:1.00. The Credit Agreement also contains various customary representations and warranties, affirmative covenants and events of default.
Proceeds under the Credit Facility have been used to repay in full the obligations under the Amended and Restated Senior Secured Credit Agreement, dated November 3, 2010 (as amended, the “Prior Credit Agreement”), among Archrock Partners Operating, as borrower, us, as a guarantor, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto, and commitments under the Prior Credit Agreement have been terminated. The Borrower may also use proceeds under the Credit Facility to pay fees and expenses in connection with the Credit Agreement, finance working capital needs, for general company purposes and for any other purpose not prohibited by the terms of the Credit Agreement.
In connection with the Credit Agreement, the Borrower also entered into certain cash management agreements to clarify the division and distribution of cash payments made by customers of Archrock, Inc. and our subsidiaries.
The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement and the Pledge and Security Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the transactions described in Item 1.01 above, on March 30, 2017, we paid in full all outstanding obligations under the Prior Credit Agreement. The Prior Credit Agreement and the description thereof are incorporated by reference to our Current Report on Form 8-K filed on November 9, 2010 and Exhibit 10.1 thereto. The First Amendment to the Prior Credit Agreement, dated March 7, 2012, is incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on March 13, 2012. The Third Amendment to the Prior Credit Agreement, dated March 27, 2013, is incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on March 28, 2013. The Fourth Amendment to the Prior Credit Agreement, dated February 4, 2015, is incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on February 5, 2015. The Fifth Amendment to our Prior Credit Agreement, dated May 2, 2016, is incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on May 6, 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement contained in Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2017, we received notice that Donald C. Wayne, the Senior Vice President and General Counsel, as well as a director, of Archrock GP LLC, our managing general partner, will be resigning from those roles to assume a position as Executive Vice President and General Counsel of a publicly traded, Fortune 400 company. Mr. Wayne’s decision to resign from the board of directors of Archrock GP LLC was not based upon any disagreement on any matter relating to our operations, policies or practices as contemplated by Item 5.02(a) of Form 8-K. Mr. Wayne will remain with Archrock GP LLC until May 5, 2017 to ensure an orderly transition of his role.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

10.1
Credit Agreement, dated as of March 30, 2017, among Archrock Partners Operating LLC, as Borrower, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, as an Issuing Bank and as Swingline Lender.

10.2	Pledge and Security Agreement, dated as of March 30, 2017, among Archrock Partners Operating LLC and the other Grantors party thereto in favor or JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK PARTNERS, L.P.

	By:	Archrock General Partner, L.P., its general partner

	By:	Archrock GP LLC, its general partner

April 5, 2017	By:	/s/ DAVID S. MILLER
David S. Miller
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.    Description

10.1
Credit Agreement, dated as of March 30, 2017, among Archrock Partners Operating LLC, as Borrower, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, as an Issuing Bank and as Swingline Lender.

10.2	Pledge and Security Agreement, dated as of March 30, 2017, among Archrock Partners Operating LLC and the other Grantors party thereto in favor or JPMorgan Chase Bank, N.A., as Administrative Agent.

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